Exhibit 23.1

Consent of Crowe Horwath LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-xxxx on Form S-8 of Home Federal Bancorp, Inc. of our report dated December 14, 2011 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Home Federal Bancorp, Inc. for the year ended September 30, 2011.

/s/Crowe Horwath LLP

Cleveland, Ohio
December 16, 2011